ADDENDUM

This is an Addendum to the Convertible Note date July 14, 2014 issued by maker OICCO Acquisition IV INC., now known as VAPARIA CORPORATION, to payee ARTEMISA HOLDINGS INC., in the principal amount of US $40,000 and at the annual interest rate of 10% payable on September 1, 2014 (the “Note”).

On September 1,2014 the parties agreed to extend the maturity date of the note from September 1,2014 to December 1, 2014, upon the same terms and conditions set forth in the Note.

Then on December 1, 2014 the parties hereby agree to extend the maturity date on the Note to December 31, 2015 with the original principal amount of US $40,000, with all other terms and conditions of the Note remaining in full force and effect.

Then, as of the date below, the parties have agreed to extend the maturity date on the Note to July 31, 2016 with the original principal amount of US $40,000, with all other terms and conditions of the Note remaining in full force and effect.

Then, as of the date below, the parties have agreed to extend the maturity date on the Note to December 31, 2016 with the original amount of US $40,000, with all other terms and conditions of the Note remaining in full force and effect.

Dated: July 31, 2016

MAKER:
VAPARIA CORPORATION

By:	/s/ William P Bartkowski
Name:	William P. Bartkowski
Title:	President and COO

PAYEE:

ARTEMISA HOLDINGS, Inc.

By:	/s/ Gary Spaniak
Name:	Gary Spaniak